EXHIBIT 99.2
ORDER OF COURT CONVENING THE SCHEME MEETING

ORDER OF COURT
IN THE HIGH COURT OF SOUTH AFRICA
(WESTERN CAPE HIGH COURT, CAPE TOWN)
CASE NO 14381/09
PH NO 154
Cape Town, 21 July 2009
Before the Honourable Justice Yekiso
In the ex parte application of:
VENFIN LIMITED
Applicant
(Incorporated in the Republic of South Africa)
(Registration number 2004/034954/06)
Application for leave to convene a meeting of members in terms of section 311 of the
Companies Act, 1973, as amended.
Upon the motion of Counsel for the Applicant and having read the notice of motion and the other documents filed of record:
IT IS ORDERED THAT:
1.
a meeting (the "Scheme Meeting") in terms of section 311(1) of the Companies
Act 61 of 1973, as amended (the "Companies Act"), of the shareholders of the
Applicant, excluding the B ordinary shareholders, registered as such at 17:00 on
Thursday, 13 August 2009, or on the date two business days (being any day other than a Saturday, Sunday or gazetted public holiday) prior to any adjourned meeting, (the "Scheme Members") be convened in terms of the notice, referred to in paragraph 4 below, by the chairperson referred to in paragraph 2 below (the
"Chairperson"), to be held on Monday, 17 August 2009 at 13:00, at the
Conference Centre, Erinvale Estate Hotel & Spa, Lourensford Road, Somerset
West, South Africa for the purpose of considering and, if deemed fit, agreeing to, with or without modification, the scheme of arrangement (the "Scheme")
proposed by Remgro Limited ("Remgro") between the Applicant and the
Scheme Members in the form set out in Annexe "C" to the notice of motion in this matter; provided that the Scheme Meeting shall not be entitled to agree to any modification of the Scheme without the approval of the Applicant and
Remgro;
2.
Mark Andrew Phillips, a director of Read Hope Phillips Thomas and Cadman
Incorporated, or failing him, Peter John Ledger Hope, a director of the same firm of attorneys, or failing both of them, an independent attorney or advocate nominated for that purpose by Webber Wentzel attorneys and approved by this
Honourable Court, be and is hereby appointed as chairperson of the Scheme
Meeting;
3.
the Chairperson is authorised to:
3.1
procure the publication of the notice convening the Scheme Meeting in accordance with this Order;
3.2
procure the despatch of the documents referred to in paragraph 7 below to the persons referred to in paragraph 5;
3.3
convene the Scheme Meeting;
3.4
adjourn the Scheme Meeting from time to time if the Chairperson considers it necessary or desirable to do so;
3.5
appoint one or more scrutineers for purposes of the Scheme Meeting and any adjourned meeting;
3.6
determine the validity and acceptability of any form of proxy submitted for use at the Scheme Meeting or any adjournment thereof; and
3.7
determine the procedure to be followed at the Scheme Meeting and at any adjournment thereof;
4.
the notice convening the Scheme Meeting, substantially in the form of
Annexe "E" to the notice of motion, be published once in each of the Business
Report, Beeld, Volksblad, Burger, Sunday Times and Rapport, at least
14 (fourteen) calendar days before the date of the Scheme Meeting. Such notice shall state:
4.1
the time, date and venue of the Scheme Meeting;

4.2
that the Scheme Meeting has been convened in terms of this Order to consider and, if deemed fit, agree to, with or without modification, the
Scheme;
4.3
that a copy of this Order, the Scheme and the explanatory and other statements in terms of section 312(1) of the Companies Act may be inspected and copies obtained free of charge during normal business hours at any time prior to the Scheme Meeting at the registered office of the
Applicant situated at Carpe Diem Office Park, Quantum Street, Techno
Park, Stellenbosch, South Africa or at the office of Link Market Services
South Africa (Proprietary) Limited situated at 5
th
Floor, 11 Diagonal Street,
Johannesburg, South Africa; and
4.4
the basic characteristics of the Scheme.
5.
a copy of each of the documents referred to in paragraph 7 below shall be sent by pre-paid post by the Applicant at least 14 (fourteen) calendar days before the date of the Scheme Meeting to each member of the Applicant who holds ordinary shares in the Applicant, whose name appears on the Applicant's register and whose name and address is identified by the transfer secretaries of the Applicant (the "Transfer Secretaries");
6.
the identification of each such member and their respective addresses referred to in paragraph 5 shall take place as at 17:00 on a day not more than 5 (five)
business days (being any day other than a Saturday, Sunday or gazetted public holiday) before the date of posting;
7.
the documents referred to in paragraph 5 are:
7.1
the explanatory and other statements in terms of section 312(1)(a) of the
Companies Act
,
the additional information required in terms of the
Securities Regulation Code on Takeovers and Mergers and the Rules of the
Securities Regulation Panel, the form of nomination and the form of instruction, all substantially in the form in which they appear in Annexe "C"
to the notice of motion;
7.2
the scheme of arrangement substantially in the form contained in
Annexe "C" to the notice of motion;

7.3
the Form of Proxy to be used at the Scheme Meeting, or any adjournment thereof, substantially in the form contained in Annexe "D" to the notice of motion;
7.4
the notice convening the Scheme Meeting substantially in the form contained in Annexe "E" to the notice of motion; and
7.5
this Order of Court;
8.
evidence of:
8.1
the identification of the names and addresses referred to in paragraph 5 above shall be provided by an affidavit deposed to by a representative of the Transfer Secretaries; and
8.2
the date of posting of the documents to the persons referred to in paragraph 5 above shall be provided by an affidavit deposed to by a representative of the printers of the Applicant, duly supported by Post Office receipts;
9.
a copy of the documents referred to in paragraph 7 shall lie for inspection at, and copies of these documents may be obtained by ordinary shareholders of the
Applicant on request, and free of charge, from the registered office of the
Applicant situated at Carpe Diem Office Park, Quantum Street, Techno Park,
Stellenbosch, South Africa or from the office of Link Market Services South
Africa (Proprietary) Limited situated at 5
th
Floor, 11 Diagonal Street,
Johannesburg, South Africa during normal business hours for at least
14 (fourteen) calendar days prior to the date of the Scheme Meeting;
10.
the Chairperson shall report the results of the Scheme Meeting by way of affidavit to this Honourable Court on Monday, 7 September 2009 at 10:00 or so
soon thereafter as Counsel may be heard, giving details of:
10.1
the number and percentage of Scheme Members present in person at the
Scheme Meeting, including those represented and the number of ordinary shares in the Applicant (“Shares”) held by them;
10.2
the number and percentage of Scheme Members represented by proxy at the Scheme Meeting, including the number of Shares held by them and of those Scheme Members so represented, the number and percentage represented by the Chairperson;
10.3
the number and percentage of Shares held by all the Scheme Members;
10.4
any proxies which have been disallowed and the reasons therefor;
10.5
all resolutions passed at the Scheme Meeting, or any adjournment thereof, with particulars of the number and percentage of votes cast in favour of and against each such resolution and of any abstentions, indicating in each case how many votes were cast by the Chairperson in terms of proxies;
10.6
all rulings made and directions given by the Chairperson at the Scheme
Meeting or any adjournment there of;
10.7
all questions asked at the Scheme Meeting relative to the merits or demerits of the Scheme and the answers given;
10.8
the relevant portions of all documents and reports submitted or tabled at the
Scheme Meeting or any adjournment thereof which bear on the merits or demerits of the Scheme, including copies thereof;
10.9
the main points of any other proposal submitted to the Scheme Meeting or any adjournment thereof;
10.10
the views expressed at the Scheme Meeting of those in favour of the
Scheme and of those against it, and of the main reasons advanced in justification of those views;
11.
the Applicant shall make a copy of the Chairperson's report to this Court available (and the notice of the Scheme Meeting shall include a statement that it will be so available) at the addresses mentioned in paragraph 9, free of charge, to any Scheme Member on request, during normal business hours from
Tuesday, 18 August 2009, or if the Scheme Meeting is adjourned, from a date not later than 5 (five) calendar days after the date of the adjourned Scheme
Meeting.
By order of the Court
/s/ Registrar High Court
[Stamped by
the Registrar
High Court,
Cape Town:
2009-07-21]

Registrar
21 July 2009
Webber Wentzel
Attorneys for the Applicant
15
th
Floor
Convention Tower
Heerengracht
Foreshore
Cape Town
8001
Tel: (021) 431-7000
Ref: Mr JP Gouws / Mr H du Preez